Exhibit 10.43

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

Amendment No. 1 dated November 3, 2016 (this “Amendment”) to Stock Purchase Agreement, dated as of October 5, 2016 (the “Agreement”), by and between Net 1 UEPS Technologies, Inc., a Florida corporation (the “Company”) and N2 Partners Ltd., a Bahamian corporation (“Purchaser”).

WHEREAS, the Company and Purchaser desire to amend the Agreement to change the date of closing.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the Company and Purchaser hereby agree as follows:

1.          Change of Date of Closing. Section 2 of the Agreement is hereby amended to provide that the date of Closing (as defined in the Agreement) shall be December 12, 2016.

2.          No Further Changes. Except as amended hereby, the terms and conditions of the Agreement shall remain unchanged

3.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.          Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.

NET 1 UEPS TECHNOLOGIES, INC.

By:/s/ Herman G. Kotzé
Herman G. Kotzé
Chief Financial Officer

N2 PARTNERS LTD.
By: /s/WND Limited
WND Limited, Director